Exhibit 10.16

PROMISSORY NOTE (No. 004)
(June 18, 2009)

WHEREAS, GlynnTech, Inc. of 24 Mine Street, Flemington, New Jersey has sold patent tights and technology relating to cancer drug delivery systems to SpeechSwitch, Inc. of 750 Highway 34, Matawan, New Jersey under an Agreement of even date herewith and a portion of the purchase price include three notes for $100,000.00 each (designated as Notes 003, 004 and 005), this being Note 004, and SpeechSwitch, Inc. has agreed to make payment on said Notes one year henceforth, now, therefore,

SpeechSwitch, Inc. agrees to pay GlynnTech, Inc. a sum of $100,000.00 on or before June 18, 2010, at no interest. This Note shall be in default if not paid in full within 5 days from the due date. No interest shall accrue during the term hereof. However, GlynnTech, Inc, reserves the right to statutory interest after default, at its option.

/s/ Kenneth P. Glynn

Kenneth P. Glynn, President, SpeechSwitch, Inc.

/s/ Alex P. Glynn

Alex P. Glynn; Vice President, GlynnTech, Inc.